UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[x]  Preliminary  Information  Statement
[_]  Confidential, for  Use  of  the  Commission  Only  (as  permitted  by Rule 14c-5(d)(2))
[ ]  Definitive  Information  Statement

PARADISE MUSIC & ENTERTAINMENT, INC.
(Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No  fee  required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11:

(1)  Title  of  each  class  of  securities  to  which transaction  applies:   _______________________________

(2)  Aggregate  number  of  securities  to  which  transactions applies:  _______________________________

 (3) Per  unit  price or other underlying value of transaction computed
         pursuant to  exchange  act  rule  0-11:                           _________________________________________

(4)  Proposed  maximum  aggregate  value  of  transaction:   ________________________________________

(5)           Total  fee  paid:                                                          _________________________________________

[_]  Fee  paid  previously  with  preliminary  materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2)  and  identify  the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form  or  schedule  and  the  date  of  its  filing.

(1)  Amount  previously  paid:                                               _________________________________________

(2)  Form, schedule  or  registration  statement  no.:          _________________________________________

 (3)  Filing party:                                                                      _________________________________________

(4)  Date filed:                                                                          _________________________________________

For Additional Information Contact:
Boris Rubizhevsky, President and CEO
Paradise Music & Entertainment, Inc.
1550 Larimer Street, Suite 306
Denver, CO  80202

Paradise Music & Entertainment, Inc.
1550 Larimer Street, Suite 306
Denver, CO  80202

                                                                                                                                                                            March 29, 2010
To Our Stockholders:

     The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock, as of the close of business on the record date, March 15, 2010, that our board of directors has recommended, and that the holders of a majority of our outstanding stock have approved, resolutions which will accomplish the following:

1.	Approve the decision of the Board of Directors to distribute our interest in Environmental Testing Laboratories, Inc. to our shareholders on a pro rata basis.

2.	Amend our articles of incorporation to increase the number of our authorized shares of common stock to Five Hundred Million (500,000,000) shares and to change the par value from $0.01 to $0.001.

     We have consenting stockholders who hold 29,525,033 shares of our common stock, and 605,000 shares of our Series C preferred stock, which represent 60,500,000 votes on a par with our common stock, who have consented in writing to these resolutions. These consents together represent 90,025,033 votes of a total of 148,759,679 votes of all of our outstanding shares, or 60.5 percent of all votes. Under Delaware law, written consent of a majority vote of shareholders is sufficient to adopt the resolutions in question, without a formal meeting of shareholders.

     Pursuant to our certificate of designations establishing Series C preferred stock, each share of the 729,300 shares of currently issued and outstanding Series C preferred stock may be converted into 100 fully paid and non-assessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, a holder of shares of the Series C preferred stock is entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder, multiplied by 100.  Therefore, the holders of the Series C preferred shares have the power to vote 72,930,000 shares on a par with the common stock.  We also have 280,000 shares of Series A preferred stock outstanding, which may be converted into 2,800,000 fully paid and non-assessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder, multiplied by 10.  Therefore, the holders of the Series A preferred shares have the power to vote 2,800,000 shares on a par with the common stock.  There is no separate class voting of either the Series A or the Series C preferred shares.

     The holders of 605,000 of the Class C preferred stock and shareholders holding 29,525,033 shares of our common stock, out of 148,759,679 total votes outstanding on the record date, have consented in writing to adopt the resolutions to approve the distribution of our interest in Environmental Laboratories, Inc. and to approve the amendment to our articles of incorporation. These shareholders together have the power to pass the proposed resolutions without the concurrence of any of our other stockholders.

     This information statement is being mailed on or about April 10, 2010 to all stockholders of record as of March 15, 2010

                               Very truly yours,

                              --------------------------
                 Boris Rubizhevsky
                              President

Paradise Music & Entertainment, Inc.
1550 Larimer Street, Suite 306
Denver, CO  80202

INFORMATION STATEMENT

This information statement is furnished to the holders of record at the close of business on March 15, 2010 (the record date), of the outstanding common stock and preferred stock of Paradise Music & Entertainment, Inc. pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action that the holders of the majority of the votes of our stock intend to take by written consent to effect the following corporate actions:

1. Approve the distribution of our interest in Environmental Testing Laboratories, Inc. to our shareholders on a pro rata basis.

2. Amend our articles of incorporation to increase the number of our authorized shares of common stock to 500,000,000 common shares, par value $0.001 and 5,000,000 preferred shares, par value $0.01.

This information statement will be sent on or about April 8, 2010 to our stockholders of record as of March 15, 2010 who did not sign the majority written consent described herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND A PROXY.

VOTING SECURITIES

In accordance with our bylaws, our board of directors has fixed the close of business on March 15, 2010  as  the record  date  for  determining the stockholders entitled to notice of the above noted action. The amendments to our articles of incorporation require the affirmative vote of a majority of the cumulative votes represented by the shares of our common stock and preferred stock issued and outstanding at the time the vote is taken.  As of the record date, 73,029,679 shares of our common stock were issued and outstanding, 280,000 shares of our Series A preferred stock were outstanding, and 729,300 shares of our Series C preferred stock were outstanding.

Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. Each share of our Series A preferred stock entitles  the  holder  to  ten  votes  on  all  matters brought before the Series A preferred  stockholders  and  1.6667 votes on all matters brought before the common stockholders.  Each share of our Series C preferred stock entitles the holder to one hundred votes on all matters brought before the common stockholders

We have consenting stockholders (the Consenting Stockholders), who hold 29,525,033 shares of our common stock, and 605,000 shares of our Series C preferred stock representing 60,500,000 votes on a par with our common shares.

Therefore, the Consenting Stockholders have the power to vote 90,025,033 shares of our voting stock which number represents a majority (60.5 percent)of the 148,759,679 outstanding votes of our voting stock as of the record date. The Consenting Stockholders have voted for the distribution of our interest in Environmental Testing Laboratories, Inc. and for the amendment to our articles of incorporation.  The Consenting Stockholders have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

The shareholders who have filed written consents to the actions taken are:

   Name                                                                Common                      Class C                      Total Vote

Julia M. Belden                                                 6,350,000                        87,500                      15,100,000
F. Walter Bloom                                                     --                                58,000                       5,800,000
CF Consulting, LLC                                               --                                15,000                       1,500,000
EJC Promotions, Inc.                                      1,000,000                             --                            1,000,000
William Els                                                              --                                10,000                       1,000,000
Hickel Living Trust                                         9,374,869                             --                            9,374,869
Kelly T. Hickel                                                   979,083                          115,000                    12,479,083
Leaddog Capital Partners, Inc.                            --                                  10,000                      1,000,000
Leaddog Capital, L.P.                                     3,023,256                           40,000                      7,023,256
Paul Lisak                                                            250,000                           62,000                      6,450,000
Richard Rifenburgh                                           250,000                              --                               250,000
Rifenburgh Family Partnership Ltd.             1,597,825                          80,000                       9,597,825
Boris Rubizhevsky                                             250,000                          50,000                       5,250,000
Patricia Werner-Els                                         1,000,000                          27,500                       3,750,000
Michael R. Wiechnik                                         250,000                            5,000                          750,000
Winston Willis                                                2,500,000                          25,000                       5,000,000
Gerald Wolff                                                    2,700,000                          20,000                       4,700,000

                                                                         29,525,033                       605,000                      90,025,033

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

No action will be taken in connection with the proposals by our board of directors or the voting stockholders for which Delaware law, our articles of incorporation or by-laws provide a right of a stockholder to dissent and obtain appraisal of, or payment for, such stockholder's shares.

BACKGROUND

Paradise Music & Entertainment, Inc. ("Paradise" or the "Company") was incorporated in the State of Delaware on July 18, 1996.  Paradise operates offices in Colorado.

Our common stock traded on the NASDAQ OTC Bulletin Board from January 22, 1997 through March 15, 2002 under the symbol "PDSE" and thereafter on the over-the-counter markets under the symbol ‘PDSE.pk’.  Beginning May 2002, the only bid and ask quotations for our common stock were those provided by market makers and other dealers who listed such quotations with the National Daily Quotation Service, commonly referred to as the interdealer "Pink Sheets."

DISTRIBUTION OF INTEREST IN
ENVIRONMENTAL TESTING LABORATORIES, INC.

At a meeting held on October 16, 2009, the Board of Directors of the Company determined that it was in the best interests of the Company and its shareholders if the Company returned to its original business plan of promoting and managing interests in the music and entertainment industry. The Board authorized the formation of a new operating subsidiary, Paradise Event & Entertainment Group, Inc., to undertake the renewed business model, and that process is now underway.  At the same meeting, the Board of Directors also determined that the Company would no longer engage in, or seek to acquire companies engaged in, the environmental markets, and that it should dispose of its interest in its wholly-owned subsidiary, Environmental Testing Laboratories, Inc. ("ETL")  However, due to current economic conditions generally and in the environmental markets, in particular, the Board determined that a sale of the subsidiary could not be accomplished easily or at a price reflective of its potential as an operating company, and that the shareholders of the Company would be better served if the operating business of the subsidiary were to be preserved as a separate operating entity. Current management of ETL has indicated its willingness and desire to remain with ETL as a stand-alone operating entity and to engage in efforts to raise working capital for the company to continue its business.

Accordingly, the Board of Directors of the Company determined that it would engage in a spin-off of the shares of ETL held by it, distributing the shares on a pro-rata basis to its shareholders.  In order to do so, the Board determined that the shares of Class A and Class C preferred stock of the Company would be treated as converted into common stock for purposes of the distribution, and that one (1) share of ETL will be distributed to our shareholders for each ten (10) shares of the Company held, as follows:
Common share
                   equivalence:                                       New ETL Shares:
Common shares outstanding                                                                73,029,679                                                  7,302,968
Class A Preferred outstanding                        280,000                          2,800,000                                                     280,000
Class C Preferred outstanding                        729,300                         72,930,000                                                  7,293,000
Totals                                                                                                      148,759,679                                                14,875,968

As of the record date, 73,029,679 shares of our common stock were issued and outstanding, 280,000 shares of our Series A preferred stock were outstanding, and 729,300 shares of our Series C preferred stock were outstanding.

TAX CONSEQUENCES

     The Company has determined and believes that the distribution of the outstanding stock of ETL on a pro rata basis to its shareholders will qualify as a tax free distribution to the shareholders pursuant to Section 368(a)(1)(D) of the Internal Revenue Code.  The Company has not sought or obtained a separate written tax opinion regarding these expected tax consequences and each shareholder receiving a distribution of the ETL shares should consult with his or her own tax advisor regarding any federal or state tax consequences of the distribution.

VOTE REQUIRED

     The affirmative vote of a majority of the total number of votes of our issued and outstanding capital stock entitled to vote is required to approve the decision of our Board of Directors to distribute our interest in Environmental Testing Laboratories, Inc. to our shareholders.

     The written consent of the Consenting Shareholders represents more than a majority of the issued and outstanding vote of the voting stock of the Company so the proposal will be adopted without a formal vote of all shareholders.

AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

     The board of directors has determined that it is advisable to increase our authorized common  stock and has adopted, subject to stockholder approval, an amendment  to our articles of incorporation to increase our authorized number of shares of common stock from 100,000,000 shares to 500,000,000 shares of common stock,  par  value $0.001 per share and 5,000,000 preferred shares, par value $0.01.  A copy of the proposed resolution amending our articles of incorporation is attached to this information statement as Attachment A.

     Authorizing  an  additional 400,000,000 shares of common stock would give our  board  of  directors  the  express authority, without further action of the stockholders,  to  issue  common  stock  from  time  to  time as the board deems necessary.  The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance  of  options, acquisition transactions, stock dividends or distributions,  without  further  action by the stockholders, unless such action is specifically  required by applicable law or rules of any stock exchange or similar  system  on  which  our  securities  may  then  be  listed. We have no specific plans or agreements to issue any shares as of the date of this Information Statement.

     The following is a summary of the material matters relating to our common stock.

     Presently,  the  holders  of  our common stock are entitled to one vote for each  share  held  of  record  on  all  matters  submitted  to  a  vote  of  our stockholders,  including  the  election of directors. Our common stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to  any  then  outstanding  series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by  our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of the Company, holders of our common stock will be entitled to share ratably in the net assets legally available  for  distribution  to  our  stockholders after the payment of all our debts  and  other  liabilities, subject to the prior rights of any series of our preferred  stock  then  outstanding.

     The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.  The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

     The  issuance  of  additional  shares  to  certain  persons allied with our management  could  have  the  effect  of  making it more difficult to remove our current  management  by diluting the stock ownership or voting rights of persons seeking  to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder's investment.

     In  the absence of a proportionate increase in our earnings and book value, an  increase  in  the  aggregate  number of our outstanding shares caused by the issuance  of  the  additional shares will dilute the earnings per share and book value  per  share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder's investment could be adversely affected.

     The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Delaware.

     Issuance of additional shares.  As  of  the  date  of  this  information statement,  our  board  has no specific plans to issue or use any of our newly authorized shares  of  common  stock.  However, it is expected that the Company will undertake a private offering of its common shares in the next few months in order to raise needed working capital. The increase in the number of our authorized common shares is proposed by our management in order to ensure sufficient reserves of our common stock for various capital purposes, including the anticipated private offering, and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.

     The  proposal  with  respect to our common stock is not being made by us in response  to  any  known accumulation  of  shares  or  threatened  takeover and we have no current plans to use the additional common shares for a merger, acquisition or other corporate business combination.

VOTE REQUIRED

     The  affirmative  vote  of  a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment to our articles  of  incorporation  increasing  the  number  of  our  common  shares.

     The written consent of the Consenting Shareholders represents more than a majority of the issued and outstanding voting stock of the Company so the proposal will be adopted without a formal vote of all shareholders.

     Information  regarding  the  beneficial  ownership  of our common stock and preferred  stock  by  management  and  the  board  of  directors is noted below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 31, 2008 regarding the share ownership of the company by (i) each person who is known to us to be the record or beneficial owner of more than five percent (5%) of our common stock; (ii) each director and each named executive officer; and (iii) all directors and executive officers as a group:

Name and Address of             Amount and Nature of                % of Outstanding
Beneficial Owner (1)               Beneficial Ownership (2)            Shares Owned (3)
--------------------                          ------------------------                  --------------------
Named Executive
Officer and
Directors:

Richard Rifenburgh                       250,000                                                    0.17%
Boris Rubizshevsky                               250,000 (4)                                              0.17%
Barry Saxe                                                250,000(5)                                               0.17%
Michael Wiechnik                                  250,000 (6)                                              0.17%
Winston Willis                                     2,500,000 (7)                                             1.68%
Paul Lisak                                                 250,000 (8)                                             0.17%
Julia M. Belden                                     6,350,000 (9)                                            4.27%
Kelly T. Hickel                                         979,083 (10)                                           0.66%
 -------------                                                ---------
All Named Executive
Officers and
Directors as a group
(8 persons)                                            10,100,979                                                13.83%

Beneficial Owners in
Excess of 5% (other
than Named Executive
Officers and Directors):

Porter Capital Corp.                            6,125,000 (11)                                            8.38%
Hickel Living Trust                             9,374,869                                                  12.84%

(1) The address of each beneficial owner identified is c/o Paradise Music & Entertainment, Inc., 1365 N. Courtenay Parkway, Suite A, Merritt Island, FL 32953, except for Porter Capital Corporation, which is 2112 First Avenue North, Birmingham, AL 10168.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 31, 2009 upon the exercise of options and warrants. Conversion of the Series C Preferred is restricted and therefore the impact of the conversion of these securities was not included.

(3) Each beneficial owner's percentage ownership is determined by assuming (i) that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days of December 31, 2008 have been exercised and converted, and (ii) 73,029,679 shares of common stock were outstanding, before any consideration is given to such options, warrants or convertible securities.

(4) Does not include 50,000 Series C Preferred Shares convertible into common shares at one to one hundred.

(5) Does not include 20,000 Series C Preferred Shares convertible into common shares at one to one hundred.

(6) Does not include 5,000 Series C Preferred convertible into common shares at one to one hundred.

(7) Does not include 25,000 Series C Preferred Shares convertible into common shares at one to one hundred.

(8) Does not include 62,000 Series C Preferred convertible into common shares at one to one hundred.

(9) Does not include 87,500 Series C Preferred Shares convertible into common shares at one to one hundred.

(9) Does not include 22,500 Series C Preferred Shares convertible into common shares at one to one hundred.

(10) Does not include 115,000 Series C Preferred Shares convertible into common shares at one to one hundred.

(11)  Does not include 39,300 Series C Preferred Shares convertible into common shares at one to one hundred.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section  16(a)  of  the  Exchange  Act  requires  our directors, executive officers  and  persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in  ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based upon copies of the individual filings by such persons received by the Company, all such persons have not yet filed the required reports.

FORM 10-K ANNUAL REPORT AND QUARTERLY REPORTS ON FORM 10-Q

     Our Annual Report on Form 10-K for the year ended December 31, 2008, and financial Information from our Quarterly Reports for the periods after that date, as filed with the Securities & Exchange Commission, are incorporated  herein  by reference.

EXHIBITS TO ANNUAL AND QUARTERLY REPORTS AND COPIES OF QUARTERLY REPORTS

     WE WILL FURNISH ON REQUEST OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, WHICH INCLUDED LISTS BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN.   WE WILL FURNISH THE ANNUAL REPORT AND ANY EXHIBIT TO THE FORM 10-K UPON THE PAYMENT OF A REASONABLE FEE WHICH SHALL BE LIMITED TO OUR REASONABLE EXPENSE IN FURNISHING  ANY  SUCH  REPORT OR EXHIBIT.  ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT THE CORPORATE OFFICES.

                        By Order of the Board of Directors,

                       /s/Boris Rubizhevsky
                       --------------------------------
                       Boris Rubizhevsky
                       President and Chief Executive Officer

ATTACHMENT A
RESOLUTIONS BY A MAJORITY OF THE STOCKHOLDERS OF
PARADISE MUSIC & ENTERTAINMENT INC.
(THE "COMPANY")
BY WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING

     RESOLVED, that the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 500,000,000 shares, is  hereby  adopted and approved  in  all respects; and

     RESOLVED FURTHER, that the distribution of all of the stock in Environmental Testing Laboratories, Inc. held by the Company to the shareholders of the Company on a pro rata basis, is hereby adopted and approved in all respects; and

     RESOLVED  FURTHER,  that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take  any and all actions, to perform all such acts and things, to execute, file, deliver  or  record  in  the  name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by  the foregoing resolutions.

Name of Shareholder:

Number of shares held:

Common:

Class C Preferred:

Date:
Signature of Shareholder